 [NFG LOGO OMITTED}

Financial
News

National Fuel Gas Company

10 Lafayette Square/Buffalo, NY 14203
Margaret M. Suto
Investor Relations
716-857-6987
Joseph Pawlowski
Treasurer
716-857-6904

RELEASE DATE: Immediate October 25, 2001

NATIONAL FUEL REPORTS 2001 RESULTS

Buffalo, New York: National Fuel Gas Company (National Fuel) (NYSE:NFG) today reported for the fiscal year ended September 30, 2001 annual earnings of $169.5 million, or $2.11 per diluted share, exclusive of a non-cash write-down of Seneca Resources Corporation’s (Seneca) (a wholly-owned subsidiary of National Fuel) oil and gas assets in the amount of $104.0 million (after tax) or $1.29 per diluted share. This represents a 33% increase over fiscal 2000 earnings of $127.2 million, or $1.61 per diluted share.

        Philip C. Ackerman, President and Chief Executive Officer of National Fuel, remarked: “Our earnings results this year continue to demonstrate the value of being an integrated energy company. Strong performance in our major business segments provided sound returns for our shareholders, as we continue to meet the challenges of an increasingly competitive marketplace.” Ackerman continued, “These results would not have been accomplished without the extraordinary efforts of all National Fuel employees, in both our domestic and international regions. Their sustained commitment to our customers and shareholders is to be commended.”

        Earnings for the quarter ended September 30, 2001 were $4.7 million, or $0.06 per diluted share, exclusive of the oil and gas write-down noted above. This compares with earnings of $2.2 million, or $0.03 per diluted share, for the quarter ended September 30, 2000.

DISCUSSION OF FOURTH QUARTER EARNINGS

        The increase in earnings of $2.5 million for the quarter as compared with the prior year’s quarter (exclusive of the write-down of oil and gas properties) was the result of a smaller loss in the Utility segment (which typically incurs a loss in the summer quarter) and higher earnings in the Pipeline and Storage segment. These increased earnings were offset in part by losses in the Energy Marketing and International segments. Earnings in the Exploration and Production segment (exclusive of the write-down of oil and gas properties) were slightly lower than the prior year’s quarter.

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        The decrease in the market price of National Fuel’s stock during the quarter ended September 30, 2001 carried with it the required recognition of $5.3 million (after tax) of income for stock appreciation rights (“SARs”). This income, which is reflected as a reduction to operations and maintenance expense, is spread across all segments, with the greatest impact on the larger segments. For the fiscal year, the income related to SARs was $8.9 million (after tax) because of the stock price decrease from September 30, 2000 to September 30, 2001. As recently reported, National Fuel’s shareholders approved compensation plan amendments which will, among other things, result in the conversion of virtually all of the SARs into a different form of incentive compensation and eliminate all future awards of SARs under those plans.*

        The Utility segment’s fourth quarter fiscal 2001 loss was $3.2 million, a decrease of $8.0 million from the fourth quarter loss in fiscal 2000. The current quarter’s lower loss resulted mainly from SARs income and the fact that the fourth quarter of fiscal 2000 included various true-up adjustments related to the conclusion of a two year rate settlement in the Utility’s New York jurisdiction.

        In the Pipeline and Storage segment, earnings of $6.1 million for the quarter ended September 30, 2001 were up $1.2 million compared to the fourth quarter of fiscal 2000 mostly because of SARs income, offset by higher operating expenses.

        The Energy Marketing segment reported a $2.3 million loss in the fourth quarter of fiscal 2001 as compared with $0.2 million of net income in the prior year’s quarter. The current quarter’s decline in earnings resulted primarily from the fact that the prior year’s quarter included gains associated with the marking-to-market of a portion of the segment’s derivative activity.

        The International segment’s loss for the fourth quarter of fiscal 2001 was $6.2 million, or $1.9 million higher than the loss from the prior year’s quarter. The increased loss was mainly the result of higher operations expense.

        Seneca, which follows the full-cost method of accounting for its oil and gas operations, is required to perform a quarterly “ceiling test.” Under the ceiling test, the present value of future revenues from Seneca’s oil and gas reserves is compared (on a country by country basis) with the book value of those reserves at the balance sheet date. If the book value of the reserves in any country exceeds the present value of the associated future revenues, a non-cash charge must be recorded to write down the book value of the reserves to their present value. As a result of low oil and gas prices at September 30, 2001, Seneca was required to recognize a non-cash impairment relating to its Canadian properties of $180.8 million (pre-tax) or $104.0 million (after tax) for the quarter ended September 30, 2001.

        Exclusive of the recently announced write-down of oil and gas properties, the Exploration and Production segment’s earnings for the quarter ended September 30, 2001 of $12.3 million were $0.7 million lower than the similar period in the prior year. Crude oil and natural gas production increases of 9% and 31%, respectively, were offset by a 22% decrease in the weighted average price (after hedging) received for crude oil production.

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DISCUSSION OF ANNUAL RESULTS

        Earnings for the fiscal year ended September 30, 2001 increased by $42.3 million from the prior fiscal year, exclusive of the write-down of oil and gas properties. The increase was the result of higher earnings in the Exploration and Production, Utility, Pipeline and Storage, and Timber segments. Earnings were also positively impacted by a lower loss in the Energy Marketing segment. Higher earnings were offset by losses in the International and All Other categories.

        In the Exploration and Production segment, earnings for the fiscal year ended September 30, 2001 were up $36.9 million from the prior year (exclusive of the write-down of oil and gas properties). This increase was the result of a 53% increase in crude oil production (largely attributable to the Canadian properties that National Fuel acquired in 2000 and 2001), combined with the significant increase in natural gas prices that was experienced for most of fiscal 2001.

        In the Utility segment, earnings were up $3.0 million due to SARs income and the non-recurring true-up adjustments recorded in the fourth quarter of fiscal 2000, as previously discussed. These increases to earnings were offset by a rate decrease that went into effect October 1, 2000.

        SARs income, higher efficiency gas revenue, and the buy-out by a customer of a long-term transportation contract were the primary contributors to the Pipeline and Storage segment’s $8.8 million increase in earnings.

        Higher margins on timber sales and lower interest expense were the main contributors to the Timber segment’s $1.6 million increase in earnings.

        The Energy Marketing segment’s fiscal 2001 loss was $4.4 million less than last year’s loss primarily due to the fact that last year’s results included a negative mark-to market adjustment on derivative financial instruments.

        Lower heat and electric margins and higher operating costs were the principal factors behind the $3.0 million loss experienced by the International segment, a $6.3 million decline from the prior year’s earnings.

        In the All Other category, the net loss is primarily the result of Upstate Energy, Inc.‘s second quarter inventory write-down.

OUTLOOK FOR FISCAL 2002

        National Fuel expects earnings for the fiscal year ending September 30, 2002 to fall within the range of $1.70 to $1.80 per diluted share.* The revised earnings guidance reflects the recent dramatic decrease in oil and gas prices.

- more -

        The Company will host a conference call on Friday, October 26, 2001 at 11:00 a.m. (Eastern Time) to discuss this announcement. To access this call, please go to the Company’s home page at its website http://www.nationalfuelgas.com and click on the words “Conference Call”. For those without Internet access, you may call (toll-free) 1-888-769-8708 and use the pass code “National Fuel” for listen-only access to the live call. For those unable to listen to the live broadcast, a replay will be available at the same website beginning about one hour after the call. In addition, the call will be recorded and a toll-free replay will be available for playback by telephone approximately one hour after the call at 1-888-568-0352.

        National Fuel is an integrated energy company with $3.4 billion in assets comprised of the following six operating segments: Utility, Pipeline and Storage, Exploration and Production, International, Energy Marketing, and Timber. Additional information about National Fuel is available on its Internet Web site: http://www.nationalfuelgas.com or through its investor information service at 1-800-334-2188.

__________

* Certain statements contained herein, including those which are designated with an “*", are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: changes in economic conditions including economic disruptions caused by terrorist activities, demographic patterns or weather conditions; changes in the availability and/or price of natural gas and oil; inability to obtain new customers or retain existing ones; significant changes in competitive conditions affecting the Company; governmental/regulatory actions, initiatives and proceedings, including those affecting acquisitions, financings, allowed rates of return, industry and rate structure, franchise renewal, and environmental/safety requirements; unanticipated impacts of restructuring initiatives in the natural gas and electric industries; significant changes from expectations in actual capital expenditures and operating expenses and unanticipated project delays or changes in project costs; the nature and projected profitability of pending and potential projects and other investments; occurrences affecting the Company’s ability to obtain funds from operations, debt or equity to finance needed capital expenditures and other investments; uncertainty of oil and gas reserve estimates; ability to successfully identify and finance oil and gas property acquisitions and ability to operate and integrate existing and any subsequently acquired business or properties; ability to successfully identify, drill for and produce economically viable natural gas and oil reserves; significant changes from expectations in the Company’s actual production levels for natural gas or oil; changes in the availability and/or price of derivative financial instruments; changes in the price of natural gas or oil and the related effect given the accounting treatment or valuation of related derivative financial instruments; inability of the various counterparties to meet their obligations with respect to the Company’s financial instruments; regarding foreign operations - changes in foreign trade and monetary policies, laws, and regulations related to foreign operations, political and governmental changes, inflation and exchange rates, taxes and operating conditions; significant changes in tax rates or policies or in rates of inflation or interest; significant changes in the Company’s relationship with its employees and contractors and the potential adverse effects if labor disputes, grievances or shortages were to occur; or changes in accounting principles or the application of such principles to the Company. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

(Thousands of Dollars, except per share amounts)
                                                               Three Months Ended                Twelve Months Ended
                                                                 September 30,                      September 30,
                                                                  (Unaudited)
                                                          -----------------------------     ------------------------------
SUMMARY OF OPERATIONS                                         2001           2000               2001            2000
---------------------
                                                          -------------  --------------     -------------  ---------------
Operating Revenues                                         $   254,485    $     249,278       $2,100,352      $ 1,425,277
                                                          -------------  --------------     -------------  ---------------

Operating Expenses:
  Purchased Gas                                                 59,844          61,705         1,045,805          503,617
  Fuel Used in Heat and Electric Generation                      7,250           8,330            54,968           54,893
  Operation and Maintenance                                     92,343          91,932           364,318          350,383
  Property, Franchise and Other Taxes                           16,318          17,684            83,730           78,878
  Depreciation, Depletion and Amortization                      51,221          39,484           174,914          142,170
  Impairment of Oil and Gas Producing Properties               180,781               -           180,781                -
  Income Taxes - Current                                        (9,481)        (27,235)           92,955           35,210
               - Deferred                                      (64,224)         30,464           (55,849)          41,858
                                                          -------------  --------------     -------------  ---------------
                                                                334,052         222,364         1,941,622        1,207,009
                                                          -------------  --------------     -------------  ---------------

Operating Income                                               (79,567)         26,914           158,730          218,268
Other Income                                                     2,143           2,772            15,256           10,408
                                                          -------------  --------------     -------------  ---------------

Income Before Interest Charges and Minority
  Interest in Foreign Subsidiaries                             (77,424)         29,686           173,986          228,676

Interest Charges                                                22,691          28,339           107,145          100,085
Minority Interest in Foreign Subsidiaries                          736             871            (1,342)          (1,384)
                                                          -------------  --------------     -------------  ---------------

Net Income Available for Common Stock                      $    (99,379)  $        2,218     $     65,499   $       127,207
                                                          =============  ==============     =============  ===============

Earnings Per Common Share:
   Basic                                                       $ (1.25)         $ 0.03            $ 0.83           $ 1.63
                                                          =============  ==============     =============  ===============
   Diluted                                                     $ (1.24)         $ 0.03            $ 0.82           $ 1.61
                                                          =============  ==============     =============  ===============

Weighted Average Common Shares:

  Used in Basic Calculation                                 79,339,051      78,581,532        79,053,444       78,233,842
                                                          =============  ==============     =============  ===============
  Used in Diluted Calculation                              80,181,539       79,860,360       80,361,258         79,166,200
                                                          =============  ==============     =============  ===============

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT INFORMATION (Thousands of Dollars)
                                  Three Months Ended                          Twelve Months Ended
                                     September 30,                               September 30,
                                      (Unaudited)
                              ------------------------------------------- -------------------------------------------------

                                                             Increase                                        Increase
                                  2001          2000        (Decrease)        2001           2000           (Decrease)
                              ------------- -------------- -------------- -------------  -------------  -------------------
Operating Revenues
------------------
Utility                          $ 102,674      $ 102,419          $ 255    $1,234,647      $ 846,459            $ 388,188
Pipeline and Storage                38,406         41,459         (3,053)      171,091        169,659                1,432
Exploration and Production          92,823         84,255          8,568       398,344        238,070              160,274
International                       11,084         11,751           (667)       97,910        104,736               (6,826)
Energy Marketing                    24,621         25,368           (747)      259,206        133,929              125,277
Timber                               8,594          8,239            355        42,091         39,172                2,919
                              ------------- -------------- -------------- -------------  -------------  -------------------
   Total Reportable Segments       278,202        273,491          4,711     2,203,289      1,532,025              671,264
All Other                              828             39            789        18,322          5,345               12,977
Intersegment Eliminations          (24,545)       (24,252)          (293)     (121,259)      (112,093)              (9,166)
                              ------------- -------------- -------------- -------------  -------------  -------------------
   Total Consolidated            $ 254,485      $ 249,278        $ 5,207    $2,100,352     $1,425,277            $ 675,075
                              ============= ============== ============== =============  =============  ===================

Operating Income (Loss)
 Before Income Taxes
--------------------
Utility                           $ (3,264)     $ (11,429)       $ 8,165     $ 129,081      $ 126,157              $ 2,924
Pipeline and Storage                13,432         11,224          2,208        77,086         65,155               11,931
Exploration and Production (1)    (149,481)        35,571       (185,052)      (14,221)        94,908             (109,129)
International                       (7,209)        (5,016)        (2,193)        6,605         12,938               (6,333)
Energy Marketing                    (3,900)           420         (4,320)       (4,368)       (12,000)               7,632
Timber                                 970            866            104        12,852         11,220                1,632
                              ------------- -------------- -------------- -------------  -------------  -------------------
   Total Reportable Segments      (149,452)        31,636       (181,088)      207,035        298,378              (91,343)
All Other                           (2,120)          (870)        (1,250)       (7,792)          (425)              (7,367)
Corporate                           (1,700)          (623)        (1,077)       (3,407)        (2,617)                (790)
                              ------------- -------------- -------------- -------------  -------------  -------------------
   Total Consolidated           $ (153,272)      $ 30,143     $ (183,415)    $ 195,836      $ 295,336            $ (99,500)
                              ============= ============== ============== =============  =============  ===================

Net Income
----------
Utility                           $ (3,165)     $ (11,182)       $ 8,017      $ 60,707       $ 57,662              $ 3,045
Pipeline and Storage                 6,063          4,852          1,211        40,377         31,614                8,763
Exploration and Production  (1)    (91,739)        12,967       (104,706)      (32,284)        34,877              (67,161)
International                       (6,184)        (4,324)        (1,860)       (3,042)         3,282               (6,324)
Energy Marketing                    (2,333)           152         (2,485)       (3,432)        (7,790)               4,358
Timber                                 352            (42)           394         7,715          6,133                1,582
                              ------------- -------------- -------------- -------------  -------------  -------------------
   Total Reportable Segments       (97,006)         2,423        (99,429)       70,041        125,778              (55,737)
All Other                             (958)          (582)          (376)       (4,277)          (371)              (3,906)
Corporate                           (1,415)           377         (1,792)         (265)         1,800               (2,065)
                              ------------- -------------- -------------- -------------  -------------  -------------------
   Total Consolidated            $ (99,379)       $ 2,218     $ (101,597)     $ 65,499      $ 127,207            $ (61,708)
                              ============= ============== ============== =============  =============  ===================

(1) Three and Twelve Months Ended September 30, 2001 include noncash impairment charge of $180,781,000 pre tax ($104,040,000 after tax).

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT INFORMATION (Continued)
(Thousands of Dollars)
                                   Three Months Ended                             Twelve Months Ended
                                     September 30,                                   September 30,
                                      (Unaudited)
                              --------------------------------------------    ----------------------------------------------

                                                              Increase                                          Increase
                                  2001           2000        (Decrease)           2001            2000         (Decrease)
                              -------------  -------------- --------------    -------------   -------------   --------------

Depreciation, Depletion
 and Amortization:
------------------
Utility                            $ 9,243         $ 8,927          $ 316         $ 36,607        $ 35,842            $ 765
Pipeline and Storage                 5,621           5,765           (144)          23,746          23,379              367
Exploration and Production          31,521          21,526          9,995           98,408          69,583           28,825
International                        3,811           2,799          1,012           12,634          11,110            1,524
Energy Marketing                        43              59            (16)             212             209                3
Timber                                 954             376            578            3,186           1,948            1,238
                              -------------  -------------- --------------    -------------   -------------   --------------
   Total Reportable Segments        51,193          39,452         11,741          174,793         142,071           32,722
All Other                               27              31             (4)             119              97               22
Corporate                                1               1              -                2               2                -
                              -------------  -------------- --------------    -------------   -------------   --------------
   Total Consolidated             $ 51,221        $ 39,484       $ 11,737        $ 174,914       $ 142,170         $ 32,744
                              =============  ============== ==============    =============   =============   ==============

Expenditures for
 Long-Lived Assets
------------------
Utility                           $ 13,760        $ 12,698        $ 1,062         $ 42,374        $ 55,799        $ (13,425)
Pipeline and Storage                 7,021           6,266            755           25,978          35,806  *        (9,828)
Exploration and Production          70,149          59,836         10,313          296,419         280,049           16,370
International                        3,530           3,460             70           15,585           9,767            5,818
Energy Marketing                        65              70             (5)             116              89               27
Timber                                 345           2,128         (1,783)           3,694          13,542           (9,848)
                              -------------  -------------- --------------    -------------   -------------   --------------
   Total Reportable Segments        94,870          84,458         10,412          384,166         395,052          (10,886)
All Other                               37             118            (81)             937           3,725           (2,788)
                              -------------  -------------- --------------    -------------   -------------   --------------
   Total Consolidated             $ 94,907        $ 84,576       $ 10,331        $ 385,103       $ 398,777        $ (13,674)
                              =============  ============== ==============    =============   =============   ==============
* Includes $1.2 million in a stock-for-asset swap.

DEGREE DAYS

                                                                                                      (Warmer) Than:
Three Months Ended September 30                  Normal         2001              2000           Normal         Last Year
-------------------------------
                                             -------------- --------------    -------------   -------------   --------------

  Buffalo, NY                                          196            145              222           (26.0)           (34.7)
  Erie, PA                                             100            168              179            68.0             (6.1)

Twelve Months Ended September 30
--------------------------------

  Buffalo, NY                                        6,865          6,648            6,312            (3.2)             5.3
  Erie, PA                                           6,179          6,351            5,657             2.8             12.3

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

                                                        Three Months Ended                      Twelve Months Ended
                                                          September 30,                            September 30,
                                               -------------------------------------    ------------------------------------
                                                                         Increase                                Increase
                                                 2001         2000        (Decrease)      2001        2000      (Decrease)
                                               ----------  -----------  ------------    ----------  ----------  ------------

Gas Production/Prices:
----------------------
Production (MMcf)
  Gulf Coast                                       9,583        7,813         1,770        30,663      32,760        (2,097)
  West Coast                                       1,207        1,072           135         4,383       4,374             9
  Appalachia                                       1,068        1,092           (24)        4,142       4,344          (202)
  Canada                                           1,475          175         1,300         1,816         192         1,624
                                               ----------  -----------  ------------    ----------  ----------  ------------
                                                  13,333       10,152         3,181        41,004      41,670          (666)
                                               ==========  ===========  ============    ==========  ==========  ============
Average Prices (Per  Mcf)
  Gulf Coast                                      $ 2.94       $ 4.43       $ (1.49)       $ 4.93      $ 3.29        $ 1.64
  West Coast                                        3.84         5.48         (1.64)        10.18        3.62          6.56
  Appalachia                                        4.32         3.81          0.51          5.03        3.16          1.87
  Canada                                            1.89         2.51         (0.62)         2.41        2.52         (0.11)
    Weighted Average                                3.01         4.44         (1.43)         5.39        3.31          2.08
    Weighted Average after Hedging                  3.29         2.49          0.80          4.17        2.61          1.56

Oil Production/Prices:
----------------------
Production (Thousands of Barrels)
  Gulf Coast                                         537          389           148         1,914       1,415           499
  West Coast                                         719          718             1         2,875       2,824            51
  Appalachia                                           2            2             -             7           9            (2)
  Canada                                             786          771            15         3,061         899         2,162
                                               ----------  -----------  ------------    ----------  ----------  ------------
                                                   2,044        1,880           164         7,857       5,147         2,710
                                               ==========  ===========  ============    ==========  ==========  ============

Average Prices (Per Barrel)
  Gulf Coast                                      $25.28      $ 31.44       $ (6.16)       $27.47     $ 28.27       $ (0.80)
  West Coast                                       22.05        27.31         (5.26)        24.06       23.87          0.19
  Appalachia                                       26.42        28.49         (2.07)        28.51       25.12          3.39
  Canada                                           22.03        29.40         (7.37)        24.29       29.28         (4.99)
    Weighted Average                               22.90        29.02         (6.12)        24.99       26.03         (1.04)
    Weighted Average after Hedging                 21.47        27.41         (5.94)        21.59       22.85         (1.26)

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Utility Throughput - (millions of cubic feet - MMcf)
                                                 Three Months Ended                        Twelve Months Ended
                                                   September 30,                              September 30,
                                        -------------------------------------    -----------------------------------------
                                                                   Increase                                    Increase
                                          2001          2000        (Decrease)      2001          2000        (Decrease)
                                        ----------   -----------  -----------    -----------   ------------  -------------
    Residential Sales                       5,039         5,430         (391)        73,530         68,196          5,334
    Commercial Sales                          750           887         (137)        13,831         12,312          1,519
    Industrial Sales                          621         1,347         (726)         4,089          4,276           (187)
                                        ----------   -----------  -----------    -----------   ------------  -------------
                                            6,410         7,664       (1,254)        91,450         84,784          6,666
                                        ----------   -----------  -----------    -----------   ------------  -------------
     Off-System Sales                       2,759         1,917          842         12,736         12,833            (97)
    Transportation                         10,016        11,119       (1,103)        66,283         71,862         (5,579)
                                        ----------   -----------  -----------    -----------   ------------  -------------
                                           19,185        20,700       (1,515)       170,469        169,479            990
                                        ==========   ===========  ===========    ===========   ============  =============
Pipeline & Storage Throughput- (MMcf)
                                                 Three Months Ended                        Twelve Months Ended
                                                   September 30,                              September 30,
                                        -------------------------------------    -----------------------------------------
                                                                   Increase                                    Increase
                                          2001          2000        (Decrease)      2001          2000        (Decrease)
                                        ----------   -----------  -----------    -----------   ------------  -------------
    Firm Transportation - Affiliated       13,328        13,095          233        125,858        113,241         12,617
    Firm Transportation - Non-Affiliated   42,818        41,149        1,669        178,325        178,577           (252)
    Interruptible Transportation            2,553        14,531      (11,978)        17,372         21,730         (4,358)
                                        ----------   -----------  -----------    -----------   ------------  -------------
                                           58,699        68,775      (10,076)       321,555        313,548          8,007
                                        ==========   ===========  ===========    ===========   ============  =============
Energy Marketing Volumes
                                                 Three Months Ended                        Twelve Months Ended
                                                   September 30,                              September 30,
                                        -------------------------------------    -----------------------------------------
                                                                   Increase                                    Increase
                                          2001          2000        (Decrease)      2001          2000        (Decrease)
                                        ----------   -----------  -----------    -----------   ------------  -------------
    Natural Gas (MMcf)                      5,602         3,969        1,633         37,360         35,465          1,895
                                        ==========   ===========  ===========    ===========   ============  =============
International Sales Volumes
                                                 Three Months Ended                         Nine Months Ended
                                                   September 30,                              September 30,
                                        -------------------------------------    -----------------------------------------
                                                                   Increase                                    Increase
                                          2001          2000        (Decrease)      2001          2000        (Decrease)
                                        ----------   -----------  -----------    -----------   ------------  -------------
    Heating (Gigajoules)                  825,596       757,717       67,879      9,978,118     10,222,024       (243,906)
                                        ==========   ===========  ===========    ===========   ============  =============

    Electricity (Megawatt hours)          172,859       235,783      (62,924)     1,019,901      1,147,303       (127,402)
                                        ==========   ===========  ===========    ===========   ============  =============
Timber Board Feet (Thousands)
                                                 Three Months Ended                        Twelve Months Ended
                                                   September 30,                              September 30,
                                        -------------------------------------    -----------------------------------------
                                                                   Increase                                    Increase
                                          2001          2000        (Decrease)      2001          2000        (Decrease)
                                        ----------   -----------  -----------    -----------   ------------  -------------
   Log Sales                                1,927         1,931           (4)         8,839          9,370           (531)
   Green Lumber Sales                       2,505         1,788          717         10,332          8,193          2,139
   Kiln Dry Lumber Sales                    2,202         1,644          558          8,804          6,987          1,817
                                        ----------   -----------  -----------    -----------   ------------  -------------
                                            6,634         5,363        1,271         27,975         24,550          3,425
                                        ==========   ===========  ===========    ===========   ============  =============

NATIONAL FUEL GAS COMPANY

AND SUBSIDIARIES

Quarter Ended September 30 (unaudited)                                         2001                     2000
--------------------------------------
                                                                       ---------------------    ---------------------

  Operating Revenues                                                          $ 254,485,000            $ 249,278,000
                                                                       =====================    =====================

  Net Income Available for Common Stock                                       $ (99,379,000)             $ 2,218,000
                                                                       =====================    =====================

  Earnings Per Common Share:
     Basic                                                                          $ (1.25)                  $ 0.03
                                                                       =====================    =====================
     Diluted                                                                        $ (1.24)                  $ 0.03
                                                                       =====================    =====================

   Weighted Average Common Shares:
      Used in Basic Calculation                                                  79,339,051               78,581,532
                                                                       =====================    =====================
      Used in Diluted Calculation                                                80,181,539               79,860,360
                                                                       =====================    =====================

Twelve Months Ended September 30
--------------------------------

  Operating Revenues                                                         $2,100,352,000           $1,425,277,000
                                                                       =====================    =====================

  Net Income Available for Common Stock                                        $ 65,499,000            $ 127,207,000
                                                                       =====================    =====================

  Earnings Per Common Share:
     Basic                                                                    $ 0.83                   $ 1.63 83
                                                                       =====================    =====================
     Diluted                                                                  $ 0.82                   $ 1.61 82
                                                                       =====================    =====================

   Weighted Average Common Shares:
      Used in Basic Calculation                                                  79,053,444               78,233,842
                                                                       =====================    =====================
      Used in Diluted Calculation                                                80,361,258               79,166,200
                                                                       =====================    =====================